Exhibit 2

NEITHER THIS SECURITY NOR THE SECURITIES EXERCISABLE HEREUNDER HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, RELYING ON EXEMPTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS.

THE SECURITIES ARE BEING OFFERED TO NON-U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S (“REGULATION S”) AND ON EXEMPTIONS FROM REGISTRATION PROVIDED BY REGULATION D (“REGULATION D”) EACH UNDER THE SECURITIES ACT. TRANSFERS MUST COMPLY WITH REGULATION S, REGULATION D, REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR AN APPLICABLE EXEMPTION. HEDGING TRANSACTIONS ARE PROHIBITED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

本证券及其可行使的证券均未依据《1933年证券法》（经修订）（以下简称”证券法”）在美国证券交易委员会或任何州证券委员会进行注册，并依赖于证券法的豁免。因此，除依据证券法的有效注册声明或适用的注册豁免条款，并符合适用的州证券法律的规定外，不得提供、出售或转让。

本证券根据证券法的S规例（以下简称”S规例”）向非美国人士（根据证券法S规例的定义）发售，并根据证券法的D规例（以下简称”D规例”）提供注册豁免。转让必须遵守S规例、D规例、证券法的注册要求或适用的豁免条款。除非符合证券法的规定, 不得进行对冲交易。

ORDINARY SHARE PURCHASE WARRANT

CHIJET MOTOR COMPANY, INC.

Warrant Shares:_________

Issuance Date: ________

THIS ORDINARY SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issuance Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on _____ (the “Termination Date”), but not thereafter, to subscribe for and purchase from Chijet Motor Company, Inc., a Cayman Islands exempt company (the “Company”), up to ___________ ordinary shares of the Company, par value $0.003 per share (the “Ordinary Shares”) (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated ___, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy (or .pdf copy via e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within five (5) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the unpaid portion of the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. When the Holder has purchased all the Warrant Shares available hereunder and the Warrant has been exercised in full, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per Ordinary Share under this Warrant shall be $1.00 per Ordinary Share (the “Exercise Price”).

(c) Cashless Exercise. At any time after the six-month anniversary of the Issue Date, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

X = A x (B - C) / B

For purposes of the foregoing formula:

(X) = the number of Warrant Shares to be issued to the Holder upon the cashless exercise.

(A) = the number of Warrant Shares that would be issuable upon exercise of the warrants if exercised for cash.

(B) = the average closing price of the Ordinary Shares listed on Nasdaq for the five Trading Days immediately preceding the date of the applicable Notice of Exercise.

(C) = the Exercise Price then in effect of the Warrant at the time of the exercise.

(d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be issued by the Transfer Agent to the Holder by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Trading Days after the delivery to the Company of the Notice of Exercise and payment of exercise price (except for a Cashless Exercise) (such date, the “Warrant Share Delivery Date”).

(ii) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) subdivides outstanding ordinary shares of the Company into a larger number of shares, (ii) combines (including by way of reverse stock split) outstanding ordinary shares of the Company into a smaller number of shares, or (iii) issues by reclassification of ordinary shares of the Company any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ordinary shares of the Company (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ordinary shares of the Company outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(a) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of ordinary shares of the Company deemed to be issued and outstanding as of a given date shall be the sum of the number of ordinary shares of the Company (excluding treasury shares, if any) issued and outstanding.

(b) Adjustment Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

Section 4. Transfer of Warrant.

(a)	Transferability.

1.	This Warrant may not be exercised and neither this Warrant nor any securities issuable thereunder (the “Securities”), nor any interest in either, may be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or “blue sky” laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for the Securities issued upon exercise of this Warrant, subject to the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the U.S. state “blue sky” laws, shall bear a legend substantially in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES EXERCISABLE HEREUNDER HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, RELYING ON EXEMPTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS.

THE SECURITIES ARE BEING OFFERED TO NON-U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S (“REGULATION S”) AND ON EXEMPTIONS FROM REGISTRATION PROVIDED BY REGULATION D (“REGULATION D”) EACH UNDER THE SECURITIES ACT. TRANSFERS MUST COMPLY WITH REGULATION S, REGULATION D, REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR AN APPLICABLE EXEMPTION. HEDGING TRANSACTIONS ARE PROHIBITED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The Company is required to refuse to register any transfer of this Warrant or the Securities underlying this Warrant not made in accordance with the provisions of Regulation S, pursuant to the Securities Act or pursuant to an available exemption from registration. Any certificate for any Securities issued at any time in exchange or substitution for any certificate for any Securities bearing such legend shall also bear such legend unless, in the opinion of counsel for the Company, the Securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 11 shall be binding upon all subsequent holders of certificates for Securities bearing the above legend and all subsequent holders of this Warrant, if any.

2.	Subject to Section 4(a), this Warrant and all rights hereunder (are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company, at the sole expense of the Holder, shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full.

(b) New Warrants. This Warrant may be divided into or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such a division or combination, the Company shall, at the sole expense of the Holder, execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, this Warrant is not eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 4.4 of the Purchase Agreement.

Section 5. Representations and Covenants of Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its execution hereof Holder hereby confirms:

(a) Investment Purpose. The right to acquire the Warrant, the Warrant Shares and any securities issued upon exercise of Holder’s rights contained herein (collectively, the “Securities”) is being acquired for investment and not with a view to the sale or distribution of any part thereof, and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Foreign Investor. Holder hereby represents that he or she or it has satisfied itself as to the full observance by Holder of the laws of its jurisdiction applicable to Holder in connection with the receipt of this Warrant or purchase of the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to the purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to Holder’s holding of this Warrant and purchase, holding, redemption, sale, or transfer of the Securities. Holder’s payment for, and continued beneficial ownership of, the Securities will not violate any securities or other laws of Holder’s jurisdiction applicable to Holder.

(c) Disposition of Holder’s Rights. The Holder may not transfer any of its rights to acquire the Securities, or any Securities issued upon exercise of such rights, without notifying the Company of the proposed disposition. If the Company requests, the Holder shall provide an opinion of counsel (which may be inside or outside counsel to Holder) reasonably satisfactory to the Company, confirming that the proposed transfer complies with the Securities Act or qualifies for an exemption from registration.

(d) Financial Risk. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e) No Registration Rights. Holder or any other Person has no right to cause the Company to effect the registration of this Warrant or the Warrant Stock.

(f) Non-US Person. Holder is not a U.S. person as defined in the Regulation S promulgated under the Securities Act and any other applicable rules and regulations promulgated thereunder, as presently in effect.

(g) Accredited Investor. Holder hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and all the statements, representations and warranties made by Holder in the Investor Questionnaire attached hereto as Annex A are true and correct and are incorporated by reference into this Warrant Agreement.

Section 6. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ordinary shares of the Company may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(h) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(i) Amendment. This Warrant may be modified or amended, or the provisions hereof waived with the written consent of the Company and the Holder.

(j) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(k) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CHIJET MOTOR COMPANY, INC.

By:
Name:	Dongchun Fan
Title:	Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

TO: Chijet Motor Company, Inc.

(1) The undersigned hereby elects to purchase _____________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the specified number of Warrant Shares indicated above, purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following address if in paper stock certificate or to Holder’s Brokerage Account Number below:

HOLDER:

By:

Name:

Title:

Name of Investing Entity:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and

supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Assignee Name:
Address:
Phone Number:
Email Address:
Date:
Holder’s Name
Holder’s Signature	By: ___________________________ Name: Title:
Holder’s Address: